UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2010

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 25, 2010, Amphenol Corporation (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) with Amphenol Funding Corp., a Delaware corporation, Atlantic Asset Securitization LLC, a Delaware limited liability company, and Crédit Agricole Corporate and Investment Bank New York Branch, f/k/a Calyon New York Branch, a French banking corporation, duly licensed under the laws of the State of New York (“Crédit Agricole”), which amends that certain Receivables Purchase Agreement, dated as of July 31, 2006 (the “Receivables Purchase Agreement”), among Amphenol Funding Corp., the Company, Atlantic Asset Securitization LLC and Crédit Agricole.  Pursuant to the Amendment Agreement, Crédit Agricole extended its commitment in its capacity as a Related Committed Purchaser (as defined in the Receivables Purchase Agreement) under the Receivables Purchase Agreement to May 24, 2011.

The above descriptions of the Amendment Agreement and Receivables Purchase Agreement are qualified in their entirety by reference to the Amendment Agreement and Receivables Purchase Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Amendment Agreement, dated as of May 25, 2010, by and among Amphenol Funding Corp., the Company, Atlantic Asset Securitization LLC, and Crédit Agricole.

Exhibit 10.2

Receivables Purchase Agreement, dated as of July 31, 2006, among Amphenol Funding Corp., the Company, Atlantic Asset Securitization LLC and Crédit Agricole (filed as Exhibit 10.10 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Senior Vice President and Chief Financial Officer

Date:  May 27, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Agreement, dated as of May 25, 2010, by and among Amphenol Funding Corp., the Company, Atlantic Asset Securitization LLC, and Crédit Agricole.

10.2

Receivables Purchase Agreement, dated as of July 31, 2006, among Amphenol Funding Corp., the Company, Atlantic Asset Securitization LLC and Crédit Agricole (filed as Exhibit 10.10 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, and incorporated by reference herein).